Report of Independent Accountants


The Board of Directors
Cooperative Bankshares, Inc.



In our opinion, the accompanying consolidated statements of operations, of comprehensive income, of stockholders' equity and of cash flows for the year ended December 31, 1999 for Cooperative Bankshares, Inc. and subsidiary present fairly, in all material respects, the results of their operations and their cash flows for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which requires that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP


Raleigh, North Carolina
January 21, 2000